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PROSPECTUS SUPPLEMENT                                         File No. 333-52822
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus
dated January 24, 2001)
Prospectus number:      2146


                             Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes

Principal Amount:               $250,000,000

CUSIP Number:                   59018Y JM4

Interest Rate:                  4.29000%

Original Issue Date:            May 16, 2001

Stated Maturity Date:           June 10, 2002

Interest Payment Dates:         At Maturity

Day Count:                      Act/360

Repayment at the Option
of the Holder:                  The Notes cannot be repaid prior to the Stated
                                Maturity Date.

Redemption at the Option
of the Company:                 The Notes cannot be redeemed prior to the Stated
                                Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                        The Chase Manhattan Bank

Dated:                          May 11, 2001